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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                        JURISDICTION OF
SUBSIDIARY                                                              ORGANIZATION
----------                                                              ----------------
Bonstores Realty One, LLC                                               Delaware
Bonstores Realty Two, LLC                                               Delaware
Bon-Ton Distribution, Inc.                                              Illinois
Carson Pirie Scott II, Inc.                                             Mississippi
Carson Pirie Scott, LLC                                                 Alabama
Elder-Beerman Holdings, Inc.                                            Ohio
Elder-Beerman Operations, LLC                                           Ohio
Elder-Beerman West Virginia, Inc.                                       West Virginia
Herberger's Department Stores, LLC                                      Minnesota
McRIL, LLC                                                              Virginia
The Bon-Ton Department Stores, Inc.                                     Pennsylvania
The Bon-Ton Giftco, Inc.                                                Florida
The Bon-Ton Properties - Eastview L. P.                                 Delaware
The Bon-Ton Properties - Greece Ridge L. P.                             Delaware
The Bon-Ton Properties - Irondequoit L. P.                              Delaware
The Bon-Ton Properties - Marketplace L. P.                              Delaware
The Bon-Ton Stores of Lancaster, Inc.                                   Pennsylvania
The Bon-Ton Trade, LLC                                                  Delaware
The Elder-Beerman Stores Corp.                                          Ohio

All subsidiaries are wholly owned.